EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT
The corporations listed below are subsidiaries of Registrant, and all are included in the consolidated financial statements of Registrant as subsidiaries (unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary):

Name	Jurisdiction in which organized
Collective Brands Finance, Inc.	Nevada
Payless ShoeSource, Inc.	Missouri
Payless ShoeSource Distribution, Inc.	Kansas
Payless ShoeSource Merchandising, Inc.	Kansas
Payless ShoeSource Worldwide, Inc.	Kansas
PSS Canada, Inc.	Kansas
Payless ShoeSource Canada Inc.	Canada
Payless ShoeSource Canada GP Inc.	Canada
Payless ShoeSource Canada LP	Canada
Payless ShoeSource (BVI) Holdings, Ltd.	British Virgin Islands
Dyelights, Inc.	Delaware
Shoe Sourcing, Inc.	Kansas
Payless CA Management Ltd.	British Virgin Islands
PSS Holdings	Cayman Islands
PSS Latin America Holdings	Cayman Islands
Payless ShoeSource Gold Value, Inc.	Kansas
Payless ShoeSource International Limited	Hong Kong
Dynamic Assets Limited	Hong Kong
PSS NYC, Inc.	Kansas
Payless ShoeSource Andean Holdings	Cayman Islands
PSS Canada Finance, LP	Canada
Payless ShoeSource Uruguay SRL Finance Co.	Uruguay
Payless ShoeSource Spain, S.L.	Spain
Payless ShoeSource of Puerto Rico, Inc.	Puerto Rico
Eastborough, Inc.	Kansas
Payless International Finance BV	Netherlands
Shenzen Footwear Consulting Company	China
Payless ShoeSource Ecuador Cia. Ltda.	Ecuador
Payless ShoeSource Honduras S. De R.L.	Honduras
Payless ShoeSource of El Salvador, Ltda de C.V.	El Salvador
Payless ShoeSource Limitada	Costa Rica
Payless ShoeSource Limitada Compania Limitada	Nicaragua

Name	Jurisdiction in which organized
Payless ShoeSource de Guatemala LTDA	Guatemala
Payless ShoeSource de la Republica Dominicana, S.A.	Dominican Republic
Payless ShoeSource of St. Lucia, Ltd.	St. Lucia
Payless ShoeSource of Trinidad Unlimited	Trinidad & Tobago
Payless ShoeSource Overseas S.R.L.	Panama
PSS Canada Investments, LP	Canada
PSS Canada Financial Services Corp.	Canada
PSS US Investments, LP	Nevada
PSS Canada Holdings Corp.	Canada
PSS US Holdings LLC	Nevada
PSS Canada Financial Management Corp.	Canada
Collective International LP	Delaware
Lifestyle Brands Corporation	Nova Scotia
Collective Licensing International, LLC	Delaware
PSS International Holdings, Limited	Cayman Islands
Collective Brands International Holdings, Limited I	Cayman Islands
Collective Brands Logistics, Limited	Hong Kong
Collective Brands International Holdings, Limited II	Cayman Islands
Collective Brands Services, Limited	Hong Kong
Collective Brands Trust I	People’s Republic of China
Collective Brands Trust II	People’s Republic of China
Payless CO Management Ltd.	British Virgin Islands
The Stride Rite Corporation	Massachusetts
Stride Rite Children’s Group	Massachusetts
The Keds Corporation	Massachusetts
Stride Rite Sourcing International	Massachusetts
Saucony/Ecom, Inc.	Delaware
Sperry Top-Sider, Inc.	Massachusetts
Saucony, Inc.	Massachusetts
STS/ECOM	Delaware
SR/Ecom, Inc.	Massachusetts
Stride Rite International Corp.	Massachusetts
Stride Rite Investment Corp.	Massachusetts
SR Holdings Inc.	Delaware
SRR Inc.	Delaware
SRL, Inc.	Delaware
Tommy Hilfiger Footwear, Inc.	Massachusetts
SRGC/Ecom, Inc.	Delaware
SRCG LLC	Delaware
Stride Rite LLC	Delaware
Keds LLC	Delaware
Saucony UK, Inc.	Massachusetts
Stride Rite Deutschland Vertriebs GmbH	Germany
Robeez Logistic Inc.	Nevada
Robeez US Holdings, Inc.	Nevada
Robeez US Inc.	Washington
Stride Rite International LLC	Delaware
Collective Brands Bermuda Holdings, L.P.	Bermuda

Name	Jurisdiction in which organized
Stride Rite Bermuda, LP	Bermuda
Robeez (UK) Ltd.	United Kingdom
Robeez European Sales Ltd.	United Kingdom
Stride Rite UK Limited	United Kingdom
Stride Rite Europe B.V.	Netherlands
Robeez Australia Pty. Ltd.	Australia
Robeez Ltd.	Ireland
Stride Rite Canada Limited	Canada